UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(AMENDMENT NO. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 14, 2023

TRAQIQ, INC.

(Exact name of registrant as specified in charter)

California	000-56148	30-0580318
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1931 Austin Drive Troy, Michigan	48083
(Address of Principal Executive Offices)	(zip code)

(425) 818-0560

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K is an amendment to the Current Report on Form 8-K dated June 14, 2023 (the “Prior Report”) filed by TraQiQ, Inc. (the “Company”) with the Securities and Exchange Commission on June 20, 2023, is to supplement the information provided in the Prior Report.

Item 1.02. Termination of a Material Definitive Agreement.

As previously reported, on June 14, 2023, Titan Trucking, LLC, a Michigan limited liability company (“Titan”) and wholly-owned subsidiary of TraQiQ, Inc. (the “Company), entered into an Equity Interest Purchase Agreement dated as of June 14, 2023 (the “Purchase Agreement”) by and among Titan, Ryan Stansley, Scott Stansley, Jr., Kristin Stansley and Richard Boyce Stansley (collectively, the “Equityholders”), and Recycle Waste Services, Inc., an Ohio corporation (“RWS”), pursuant to which, subject to the terms and conditions of the Purchase Agreement, Titan agreed to acquire all of the equity interests of RWS.

By letter dated August 22, 2023, the Equityholders advised Titan that they are terminating the Purchase Agreement pursuant to Section 10.1(c) of the Purchase Agreement due to Titan’s purported notification to RWS or the Equityholders that it cannot and will not close the proposed acquisition by August 31, 2023. The Company and Titan are evaluating the validity and consequences of such termination.

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SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 27, 2023	TRAQIQ, INC.

	By:	/s/ Glen Miller
Glen Miller
Chief Executive Officer

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